Exbibit 1.1

NEW YORK MORTGAGE TRUST, INC.

1,500,000 Shares of Common Stock*

UNDERWRITING AGREEMENT

June 28, 2011

Ladenburg Thalmann & Co. Inc.
520 Madison Avenue
Ninth Floor
New York, NY 10022

As Representative of the
Several Underwriters named
in Schedule I attached hereto

Ladies and Gentlemen:

New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell, subject to the conditions hereinafter stated, to the several Underwriters named in Schedule I attached hereto (the “Underwriters”) an aggregate of 1,500,000 shares (the “Firm Securities”) of its common stock, $0.01 par value per share (“Common Stock”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (this “Agreement”) in connection with the public offering (the “Offering”) and sale of such Firm Securities.

Ladenburg Thalmann & Co. Inc. shall act as the representative (the “Representative”) of the several Underwriters.  In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, an aggregate of up to 225,000 additional shares of Common Stock (“Optional Securities”).  The Firm Securities and the Optional Securities are, collectively, hereinafter called the “Securities.”

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-162654) (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  The Shelf Registration Statement has been declared effective by the Commission. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a

*      Not including over-allotment option.

part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the “Registration Statement.”  The Shelf Registration Statement originally became effective December 11, 2009 (the “Original Registration Statement”).  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The Shelf Registration Statement includes a prospectus dated December 11, 2009 (the “Base Prospectus”).  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to, in the case of the Preliminary Prospectus, the Time of Sale (defined below) and, in the case of the Prospectus, prior to the termination of this offering, and any document that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)           The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  As used herein, the phrase “to the knowledge of the Company” and similar phrases means such knowledge after due inquiry.

(c)           The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 12 hereof.

(d)           Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Representative pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date, and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act.  Each part of the Registration Statement at the time such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information relating to the Representative furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 12 hereof.

(e)           Neither (A) any Issuer General-Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II attached hereto, the pricing and other information set forth on Schedule III attached hereto and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 12 hereof. As used in this paragraph and elsewhere in this Agreement:

(i)           “Time of Sale” means 8:55 a.m. (New York time) on the date of this Agreement.

(ii)           “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or (C) is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv)           “Issuer General-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act), as evidenced by its being specified in Schedule II attached hereto.

(v)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General-Use Free Writing Prospectus.

(f)           (A)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representative as prescribed in Section 11 hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished in writing to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 12 hereof.

(B)(1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(g)           The Company has not distributed and will not distribute, prior to the later of the Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and listed in Schedule II attached hereto, or the Registration Statement.

(h)           Grant Thornton LLP (“Grant Thornton”), whose report appears in the Registration Statement, and included in the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).  To the knowledge of the Company, Grant Thornton is duly registered and in good standing with the PCAOB.  Grant Thornton has not during the periods covered by the financial statements included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The financial statements and schedules (including the related notes) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles as applied in the United States and on a consistent basis throughout the periods indicated.  All adjustments necessary for a fair presentation of results for such periods have been made.  The selected financial, operating and statistical data set forth or incorporated by reference in the Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(i)           Each of the Company and its subsidiaries (the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership, limited liability company or statutory trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power, as the case may be, and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and the Subsidiaries is in possession of and operating in compliance with all necessary authorizations, licenses, permits, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, license, permit, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

The capitalization of the Company is as set forth under the caption “Capitalization” in the Time of Sale Disclosure Package and Prospectus, and the Common Stock conforms to the description thereof contained under the caption “Description of Capital Stock” in the Time of Sale Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s charter, by-laws or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound other than those described in the Time of Sale Disclosure Package and the Prospectus.  None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Time of Sale Disclosure Package and the Prospectus.  The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the offering or sale of the Securities as contemplated by this Agreement, give rise to any rights for or relating to the registration of any shares of Common Stock or other securities.  All of the outstanding limited liability company, partnership or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company, partnership or other equity interests of any Subsidiary other than those described in the Time of Sale Disclosure Package and the Prospectus.  The Company’s redemption of all of its outstanding Series A Cumulative Convertible Redeemable Preferred Stock on December 31, 2010 was done in compliance with the terms of such preferred stock and the terms of the Company’s governance agreements and all applicable federal and state securities laws and regulations.

(j)           Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, and except as described or contemplated in the Time of Sale Disclosure Package and Prospectus or otherwise disclosed to the Representative in writing: neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect nor any development or event that could reasonably be expected to have a Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)           Except as could reasonably be expected to not have a Material Adverse Effect, neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the charter, bylaws or other governing documents of the Company or any of the Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries.

(l)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(m)           The Securities to be purchased by the Underwriters from the Company have been duly authorized and, when issued and duly delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(n)           The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, owned by them and good title to all personal property, if any, owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Time of Sale Disclosure Package and Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions (A) as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(o)           There is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus.

(p)           Neither the Company nor any Subsidiary is in violation of any law, statute, ordinance, rule or regulation or any court decree, ruling or order to which it or any of its assets may be subject which violation could reasonably be expected to have a Material Adverse Effect.

(q)           The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(r)           The Company and the Subsidiaries have filed all material federal, state and foreign income tax returns, and all such tax returns are complete and correct in all material respects, and the Company and the Subsidiaries have not failed to pay any material taxes which were payable pursuant to said returns or any assessments with respect thereto.  The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or the Subsidiaries.

(s)           The Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(t)           The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(u)           The Company maintains insurance of the types and in the amounts as are, in the reasonable opinion of management, prudent for its business, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(v)           Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(w)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Time of Sale Disclosure Package or the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)           The shares of Common Stock comprising the Securities are listed on the Nasdaq Capital Market and the Company is currently in compliance with all continued listing standards and corporate governance standards of the Nasdaq Capital Market and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the Nasdaq Capital Market.  The Common Stock is registered under Section 12(b) of the Exchange Act.

(y)           The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the rules and regulations promulgated in connection therewith.

(z)           No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before the First Closing Date, under the Securities Act and such as may be required by Nasdaq Capital Market, the Financial Industry Regulatory Authority (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.

(aa)           The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(bb)            The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(cc)           No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(dd)           The Company or the Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property Rights.  There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company’s or any Subsidiaries’ use of the Intellectual Property Rights infringes, misappropriates or otherwise violates any intellectual property rights of others.

(ee)           Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Time of Sale Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.

(ff)           The Company is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; the Company qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2010 and the present and contemplated method of operation of the Company and the Subsidiaries will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2011 and subsequent taxable years; and the Company intends to continue to qualify as a REIT until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT; neither the Company nor any of the Subsidiaries has taken any action that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

(gg)           The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(hh)           The investment management agreement (the “Midway Management Agreement”), dated as of February 11, 2011, between the Company and The Midway Group, L.P. (“Midway”), provides that Midway serves as investment manager of a separate account established and owned solely by the Company.  Each of the Company and, to the Company’s knowledge, Midway, are, as of the date hereof, in compliance in all material respects with the terms of the Midway Management Agreement and no circumstances exist that would entitle Midway to terminate such agreement.

(ii)           There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Time of Sale Disclosure Package and the Prospectus that have not been so described.

(jj)          Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(kk)           The Company and the Subsidiaries  are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”).  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability.  Neither the Company, nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code.  Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

(ll)           There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  The Company has not taken any such action prohibited by Section 402 of SOX.

(mm)           The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company or any Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)           Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of the Subsidiaries is (A) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”) or (B) located, organized or resident in the country or territory that is the subject of Sanctions.

(oo)           The market data and industry forecasts included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believes are reliable and accurate.

(pp)           Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package or the Prospectus, there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect.

(qq)           All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.

(rr)            To the knowledge of the Company, no director, officer or other key person of the Company, its Subsidiaries or its affiliates named in the Time of Sale Disclosure Package, plans to terminate his or her employment with the Company, its Subsidiaries or its affiliates. None of the directors, officers or other key persons of the Company named in the Time of Sale Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Time of Sale Disclosure Package.

(ss)            The Company has not offered, or caused the Underwriters to offer, the Firm Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(tt)           Neither the Company, nor, to the Company’s knowledge, any affiliate of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any ”foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(uu)           Except as described in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or as contemplated by this Agreement, there are no (1) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company of any Underwriter with respect to the sale of the Securities hereunder or (2) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(vv)           Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any FINRA member; or (ii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the past twelve months other than payments to the Underwriters in connection with the Offering.

(ww)           To the Company’s knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(xx)           No proceeds from the sale of the Firm Securities (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a FINRA member, except as specifically authorized herein.  It is hereby acknowledged that payments to FINRA members solely in connection with bona fide purchase and sale transactions of the securities in which the Company invests are not covered by this representation.

(yy)           To the Company’s knowledge, the persons listed on Schedule 1(yy) hereto are the only persons that beneficially own 10% or more of the Company’s outstanding common stock.

(zz)            Except with respect to the Representative in connection with the Offering, or as described in the Registration Statement, the Time of Sale Disclosures Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.           Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(b)           It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

3.           Purchase of the Securities by the Underwriters.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $7.125 per share (giving effect to a 5% discount), the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I attached hereto, subject to adjustment in accordance with Section 8 hereof.  Each Underwriter agrees, severally and not jointly, to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           The Company hereby grants to the Representative and its designees an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per share set forth in Section 3(a) hereof less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Firm Securities but not payable on any of the Optional Securities.  Optional Securities shall be purchased from the Company for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

4.           Delivery of and Payment for Securities.  Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) to be purchased by the Underwriters from the Company against payments for such securities shall be made through the facilities of Depository Trust Company (“DTC”) or at the offices of the Representative (or such other place as mutually may be agreed upon) on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

The option to purchase Optional Securities granted in Section 3(b) hereof may be exercised during the term thereof by written notice to the Company from the Representative.  The option may be exercised in whole or part, and if in part, the option may be exercised on multiple occasions.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Optional Securities are to be delivered (the “Option Closing Date”).  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates.”)

Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) and the Optional Securities (or evidence of Securities in book entry form) shall be made through the facilities of DTC by or on behalf of the Company to the Representative, for the respective accounts of the Underwriters, against payment by the Representative, for the several accounts of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.  The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the applicable Closing Date and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representative at least one full Business Day prior to such Closing Date.  Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

5.           Covenants of the Company.  The Company covenants and agrees with each Underwriter as follows:

(a)           During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b)           After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the date and time this Agreement is executed and delivered to the parties, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)           (i)           If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters, at its own expense, amendments or supplements to the Time of Sale Disclosure Package, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d)           The Company agrees that, until the Option Closing Date, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II attached hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

(e)           The Company shall furnish to the Underwriters upon request, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f)           The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h)           Except for the issuance of options or Common Stock to directors, officers, employees and consultants in the ordinary course under the Company’s 2010 Stock Incentive Plan or Common Stock, the Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date of the Prospectus (the “Lock-Up Period”).

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA’s NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless the Representative waives, in writing, such extension.

(i)           The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j)           The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the heading “Use of Proceeds”.

(k)           The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.  During the period of two years from the date hereof, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Representative, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission.

(l)           The Company will use its commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market.

(m)           The Company will use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(n)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(o)           During the period of five (5) years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(p)           The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Time of Sale Disclosure Package and the Prospectus as amended or supplemented, (C) the filing fee of FINRA and the applicable fees and expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (D) any applicable listing fees, (E) to the extent necessary, the cost of printing certificates representing the Securities, (F) the cost and charges of any transfer agent or registrar and (G) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.  The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for their own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel); provided, however, that the Company shall reimburse the Underwriters on the Closing Date for all reasonable out-of-pocket expenses actually incurred by the Representative, including reasonable fees of counsel, up to a maximum of $75,000, and disbursements (less any amount previously paid by the Company).  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.  The Representative may deduct, after providing the Company with an itemized list and supporting documentation of expenses actually incurred, from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Underwriters and others.  If the Offering is not consummated for any reason whatsoever, other than a breach of this Agreement by the Underwriters, a default pursuant to Section 8 hereof or a termination of this Agreement pursuant to Section 9(b)(iii), (v), (vi), (vii) or (viii), then the Company shall reimburse the Underwriters in full for their respective out-of-pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriters, up to a maximum of $75,000, less any amounts previously paid.

6.           Conditions of Underwriters’ Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representative shall approve, and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b)           [reserved]

(c)           On each Closing Date, the Representative shall have received the favorable opinions of Hunton & Williams LLP, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A-1, A-2 and A-3 attached hereto.

(d)           On each Closing Date, the Representative shall have received the favorable opinion of Graubard Miller, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(e)           There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i)           The representations and warranties of the Company in this Agreement, are true and correct, as if made at and as of such Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date);

(ii)           The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in each case with respect to the Offering, at or prior to such Closing Date;

(iii)           No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated by the Commission;

(iv)           Any and all filings required of the Company by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(v)           The signers of said certificate have carefully examined the Registration Statement and the Time of Sale Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Time of Sale Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)           Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment to the Registration Statement which has not been so set forth; and

(f)           On the date hereof, and on each Closing Date, the Representative shall have received from Grant Thornton, a letter dated the date hereof addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(g)           The “lock-up” agreements between the Representative and the stockholders, officers and directors of the Company listed on Schedule IV attached hereto, in substance and form as set forth in Exhibit B attached hereto, shall have been delivered to the Representative on or about the date hereof and shall be in full force and effect on each Closing Date.

(h)           Since the date of the Prospectus, there has not been a Material Adverse Effect.

(i)           On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(j)           On the First Closing Date, the Common Stock shall be listed on the Nasdaq Capital Market.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters.  The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative.  Any such cancellation shall be without liability of the Underwriters to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (C) any omission or alleged omission from the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (A), (B) and (C) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriters through the Representative to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, and its respective directors, officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the Preliminary Prospectus, any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriters through the Representative to the Company expressly for use therein; and to reimburse the Company or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriters, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the underwriters’ directors, officers, employees, and agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

8.           Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non- defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I attached hereto purchasable by it pursuant to the terms of Section 3 hereof.  If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Default Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Time of Sale Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

9.           Effective Time and Termination.

(a)           This Agreement shall become effective at the date and time this Agreement is executed and delivered to the parties hereto.  Until this Agreement is effective, it may be terminated by the Company or by the Representative by giving notice as hereinafter provided to the Representative or by the Representative by giving notice as hereinafter provided to the Company, except that the provisions of Sections 5(q) and 7 hereof shall at all times be effective.  For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Representative of an electronic communication authorizing commencement of the offering of the Securities for sale by the Underwriters or other securities dealers.

(b)           Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange (the “NYSE”)or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (ii) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (iii) a general banking moratorium has been declared by Federal or New York authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (v) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Representative’s reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; or (vi) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency has occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5 and 7 hereof.

Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

10.           Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties and agreements of the Company and the Underwriting herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any Affiliate or selling agent thereof, or any person controlling an Underwriter, any officers or directors of the Company or any of the Company’s officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities.

11.           Notices.  All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Representative:	Ladenburg Thalmann & Co. Inc.
520 Madison Avenue
Ninth Floor
New York, NY 10022
Attention:  Steven Kaplan, Managing Director
Facsimile: (212) 409-2169

with a copy to:	Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller, Esq.
Facsimile: (212) 818-8881

If to the Company:	New York Mortgage Trust, Inc.
52 Vanderbilt Avenue
New York, New York 10017
Attention: Steven R. Mumma, CEO
Facsimile:  (732) 559-8250

with a copy to:	Hutton & Williams LLP
Bank of America Plaza
600 Peachtree St., NE
Atlanta, Georgia 30308
Attention: Christopher C. Green, Esq.
Facsimile: (404) 888-4190

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

12.           Information Furnished by Underwriters.  The statements set forth under the caption “Underwriting” in the table concerning the names of each Underwriter and the number of shares each Underwriter has agreed to purchase and in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession in any preliminary Prospectus and the final Prospectus, and in the first two paragraphs under the caption “Underwriter - Stabilization, Short Positions and Penalty Bids” constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

13.           Parties.  This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns or heirs and legal representatives, as applicable, and no other person shall acquire or have any right by virtue of this Agreement.  The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

14.           Definition of “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a)  “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

16.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be permitted to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

                                (a)           the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)           the price of the Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

18.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19.           The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows.]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer

Confirmed and accepted as of the date first above mentioned:

LADENBURG THALMANN & CO. INC.
As Representative of the Several Underwriters named in Schedule I hereto

By:	/s/ Steve Kaplan

SCHEDULE I

Underwriting Agreement dated June 28, 2011

Underwriters	Number of Firm Securities to be Purchased
Ladenburg Thalmann & Co.	1,500,000
Total	1,500,000

SCHEDULE 1(yy)

1)           Wellington Management Company, LLP

2)           Collectively, Harvest Capital Strategies LLC and JMP Group Inc.

SCHEDULE II

Issuer General-Use Free Writing Prospectus

None.

SCHEDULE III

Pricing and Other Information

1,500,000 shares at $7.50 per share with an underwriters discount of 5%

SCHEDULE IV

Lock-Up Agreements

Steven R. Mumma

James J. Fowler

Steven G. Norcutt

Alan L. Hainey

Nathan R. Reese

Daniel K. Osborne

Fredric S. Starker

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